UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2019

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 12, 2019, Ameriprise Financial, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company of $500,000,000 principal amount of its 3.000% Senior Notes due 2022 (the “Notes”).  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The notes were offered pursuant to the prospectus supplement dated March 12, 2019, to the prospectus dated February 28, 2018, each filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s registration statement on Form S-3 (Registration No. 333-223309).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes sold pursuant to the Underwriting Agreement will be governed by the terms of an Indenture, dated as of May 5, 2006, entered into with U.S. Bank National Association, as trustee.  The Notes will be senior unsecured obligations of the Company and will rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes will accrue at a rate of 3.000% per annum and will be payable semi-annually in arrears on each March 22 and September 22, commencing September 22, 2019.

The Company may, at any time and from time to time, redeem the Notes, in whole or in part at its option, on not less than 15 nor more than 60 days’ prior notice mailed to the holders of the Notes, at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury rate plus 15 basis points.  Delivery of the Notes in book-entry form only through the facilities of The Depository Trust Company is expected to be made on March 22, 2019.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement, dated March 12, 2019, among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: March 14, 2019	By:	/s/ David H. Weiser
	Name:	David H. Weiser
	Title:	SVP — Assistant General Counsel